UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 16, 2012

Date of Report

(Date of earliest event reported)

333-153534

(Commission File Number)

Platinum Studios, Inc.

(Exact name of registrant as specified in its charter)

California, United States

(State or other jurisdiction of incorporation or organization)

20-5611551

(I.R.S. Employer ID Number)

2029 S. Westgate Avenue , Los Angeles, California 90025

(Address of principal executive offices) (Zip code)

(310) 807-8100

(Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 28, 2012, the Board of Directors of Platinum Studios, Inc. (the "Company") appointed Chris Beall to the vacant seat on the Company's Board of Directors and the vacant seat of President.

Chris Beall, 31, is a partner in a PR and marketing firm which focuses on crowd funding equity raising for small businesses and start ups and co-founder of RELiSH Ecolodge, an ecotourism company that is developing an ecolodge in Central America. From 2006 to 2012 Mr. Beall was President of SS Investor Relations and Consulting Group, where he developed extensive experience in strategic business development, corporate turnaround, venture capital, and equity raising procedures. During his time there Mr. Beall successfully helped to raise over $100 million in capital from the institutional investor community for numerous small cap and startup companies, including multiple Fortune 500 and Inc 500 companies. Prior to his time at SS IR and Consulting Group Mr. Beall served in the United States Marine Corp and studied international business at Auburn University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2012

PLATINUM STUDIOS, INC.

/s/ Scott Mitchell Rosenberg
Scott Mitchell Rosenberg
Chief Executive Officer